Exhibit 99.1

CommerceHub Announces Fourth Quarter and Full Year 2017 Financial Results
Revenue for the fourth quarter and full year grows 12% and 11%, respectively
Net income of $3.2 million and adjusted EBITDA of $19.6 million in seasonally strong fourth quarter
Signs Macy’s as a retail drop-ship customer

ALBANY, N.Y., Feb. 28, 2018 (GLOBE NEWSWIRE) – CommerceHub, Inc. (NASDAQ:CHUBA) (NASDAQ:CHUBK) (“CommerceHub,” “we,” “us,” “our” or the “Company”), a leading distributed commerce network for retailers and brands, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“We had another a strong financial performance in the quarter, with core drop-ship revenue increasing 14%, but we are most excited about the January 2018 signing of Macy’s as a new drop-ship retail customer,” said Frank Poore, CommerceHub’s Founder, President and CEO. “Macy’s is a storied retail brand with a significant online presence. This new relationship is yet another validation of CommerceHub’s role as strategic partner to many of the largest and most successful retailers online. Drop-shipping and virtual inventory are strategic initiatives at leading retailers, and CommerceHub’s superior platform, solutions and supplier network power our market-leading position.”

“The power of our business model was again on display in the fourth quarter, generating $10.7 million of operating cash flow and $10.5 million of free cash flow on $3.2 million of net income and $19.6 million of adjusted EBITDA, while adjusted EBITDA margin expanded to 53%,” said Michael Trimarchi, CommerceHub’s CFO. “Full-year 2017 total revenue of $111.1 million grew 11% year-over-year, while net income rose 8% and adjusted EBITDA increased 20%,” he continued.

Fourth Quarter 2017 Financial Highlights

•	Revenue was $36.7 million, a 12% increase from $32.9 million in 2016. Core drop-ship revenue was $34.4 million, a 14% increase from $30.2 million in 2016.

•	Gross margin was 85%, compared to 82% in 2016.

•	Adjusted gross margin was 86%, compared to 83% in 2016.

•	Net income was $3.2 million, or $0.07 per diluted share, compared to $6.0 million, or $0.13 per diluted share, in 2016.

•	Adjusted net income was $10.7 million, or $0.23 per diluted share, compared to $8.7 million, or $0.20 per diluted share, in 2016.

•	Adjusted EBITDA was $19.6 million, compared to $16.8 million in 2016.

•	Operating cash flow was $10.7 million, compared to $4.3 million in 2016.

•	Free cash flow was $10.5 million, compared to $3.3 million in 2016.

•	Net cash and cash equivalents at quarter end was $19.8 million.

Full Year 2017 Financial Highlights

•	Revenue was $111.1 million in 2017, an 11% increase from $100.6 million in 2016. Core drop-ship revenue was $102.1 million, a 13% increase from $90.4 million in 2016.

•	Gross margin was 81% in 2017, compared to 77% in 2016.

•	Adjusted gross margin was 81% in 2017, compared to 78% in 2016.

•	Net income was $9.9 million, or $0.22 per diluted share, in 2017, compared to $9.1 million, or $0.21 per diluted share, in 2016.

•	Adjusted net income was $22.0 million, or $0.49 per diluted share in 2017, compared to $17.6 million, or $0.40 per diluted share, in 2016.

•	Adjusted EBITDA was $45.4 million in 2017, compared to $37.8 million in 2016.

•	Operating cash flow was $38.1 million in 2017, compared to negative $48.1 million in 2016.

•	Free cash flow was $35.5 million in 2017, compared to negative $57.7 million in 2016.

An explanation of the non-GAAP financial measures discussed above is included below under the heading “Statement Regarding Non-GAAP Financial Measures.” A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has also been provided in the financial tables included at the end of this press release.

Other Recent Highlights

•	Total customer count at December 31, 2017 was approximately 11,600, up 15% year-over-year from approximately 10,100 at December 31, 2016.

•	Drop-ship order volume grew 15% in the fourth quarter of 2017 and 16% for the full year of 2017, compared to the same periods in 2016.

•
We expanded our CommerceHub for Retailers network with the signing of Macy’s, a top 10 online retailer, as a new drop-ship customer in January 2018. This win is a conversion of an existing in-house drop-ship program, which we believe demonstrates the complexity of such programs and the value CommerceHub can deliver through increased operational efficiencies, improved customer service and capital-efficient expansion of product assortments.

Conference Call Details
The Company will offer a live conference call, and a live, listen-only webcast of the call via the CommerceHub Investor Relations website at 4:30 p.m., E.T., today, Wednesday, February 28, 2018. See http://ir.commercehub.com/events.cfm, where supporting materials, including a presentation and supplemental financial data, have been posted.

Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 5492517
Webcast (live and replay):	http://ir.commercehub.com/events.cfm

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped over 11,500 retailers, brands, and distributors achieve an estimated $16 billion in Gross Merchandise Value in 2017.

Important Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future business strategies, future financial performance, cost savings, market conditions and potential, future growth of ecommerce, customer growth and performance, sales channel expansion and other matters that are not historical facts. These statements involve risks, uncertainties, estimates and assumptions, many of which are beyond our control, that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance and performance of our products and services, competitive issues, general market conditions, regulatory matters and changes in law affecting our business and the risk factors described in our most recent Annual Report on Form 10-K under Item 1A "Risk Factors.” Further, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all potential risks or assess their potential effects on our business. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any such statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. There can be no assurance that any expectation or belief expressed in a forward-looking statement will occur, and you should not place undue reliance on any forward-looking statements. Please refer to our public filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional information about us and the risks and uncertainties we face that may affect the forward-looking statements made in this press release.

Statement Regarding Non-GAAP Financial Measures
In addition to reporting financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide non-GAAP financial measures that management considers in reviewing our financial performance because we feel they are relevant measures of the overall efficiency of our business model. These non-GAAP financial measures are not a substitute for, or superior to, and should be considered only in addition to, financial measures calculated in accordance with GAAP. They are subject to inherent limitations and exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Certain of these adjustments are based on estimates and assumptions of management and do not purport to reflect actual historical results. In addition, you should be aware that our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate these measures in the same fashion. We define “adjusted gross profit” as gross profit plus share-based compensation, acquisition-related intangible amortization and restructuring charges. We define “adjusted gross margin” as adjusted gross profit divided by revenue. We define “adjusted operating expenses” as total operating expenses less share-based compensation, acquisition-related intangible amortization and restructuring charges. We define “adjusted EBITDA” as net income or loss plus interest expense, income tax expense, depreciation of property and equipment, amortization of capitalized software costs and intangible assets, share-based compensation and restructuring charges, less interest income and income tax benefit.  We define “adjusted net income” as net income or loss plus share-based compensation, acquisition-related intangible amortization, restructuring charges and the tax effects of these adjustments, federal tax reform and other deferred charges. We define “adjusted earnings per diluted share” or “adjusted EPS” as earnings per diluted share plus the diluted per share effects of share-based compensation, acquisition-related intangible amortization, restructuring charges and the tax effects of these adjustments, federal tax reform and other deferred charges.  We define “free cash flow” as net cash provided by, or used in, operating activities less purchases of property and equipment and additions to capitalized software.  Certain of these non-GAAP financial measures exclude restructuring charges, the elimination of which does not result in a reduction of operating expenses necessary to conduct our business.  By excluding these charges, we believe these non-GAAP financial measures provide supplemental information that enables us and investors to better analyze our operating performance and the sustainability of our results and to compare our performance on a more consistent basis from period to period. A reconciliation of these non-GAAP financial measures to the closest comparable GAAP financial measures has been provided in the financial tables included at the end of this press release.

CommerceHub Investor Relations Contact
Sara Leggat
investor@commercehub.com

CommerceHub, Inc.
Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Revenue	$36,731	$32,881	$111,121	$100,552
Cost of revenue	5,417	5,895	21,600	23,057
Gross profit	31,314	26,986	89,521	77,495
Gross margin	85%	82%	81%	77%

Research and development	6,814	5,796	25,559	19,187
Sales and marketing	1,826	2,310	8,576	11,334
General and administrative	7,634	7,075	28,920	30,282
Operating expenses	16,274	15,181	63,055	60,803

Operating income	15,040	11,805	26,466	16,692

Interest expense, net	(128)	(302)	(732)	(434)

Pre-tax income	14,912	11,503	25,734	16,258
Income tax expense	11,746	5,551	15,876	7,162

Net income	$3,166	$5,952	$9,858	$9,096

Earnings per share:
Basic	$0.07	$0.14	$0.23	$0.21
Diluted	$0.07	$0.13	$0.22	$0.21

Share count:
Basic	43,391	42,876	43,204	42,831
Diluted	45,864	44,408	45,230	44,343

CommerceHub, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	12/31/2017	12/31/2016
Assets
Cash and cash equivalents	$19,841	$6,471
Accounts receivable, net of allowances	21,310	18,109
Prepaid income taxes	—	4,311
Prepaid expenses	1,652	1,549
Total current assets	42,803	30,440

Capitalized software, net	2,850	6,716
Deferred services costs	4,853	4,989
Property and equipment, net	6,066	7,629
Goodwill	21,410	21,410
Deferred income taxes	5,798	7,714
Other long-term assets	1,339	1,122
Total assets	$85,119	$80,020

Liabilities and Equity
Accounts payable and accrued expenses	$3,360	$2,135
Accrued payroll and related expenses	9,429	7,435
Income taxes payable	962	7
Deferred revenue	5,339	5,149
Total current liabilities	19,090	14,726
Deferred revenue, long-term	8,272	7,581
Other long-term liabilities	3,210	1,135
Long-term debt	—	26,000
Total liabilities	30,572	49,442

Equity:
Total equity	54,547	30,578
Total liabilities and equity	$85,119	$80,020

CommerceHub, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Cash flows from operating activities
Net income	$3,166	$5,952	$9,858	$9,096
Adjustments to net income:
Depreciation and amortization	1,754	2,488	8,032	9,803
Amortization of debt issuance costs	55	56	221	111
Share-based compensation	1,643	2,537	8,629	11,290
Deferred income taxes	5,307	4,311	3,571	21,326
Bad debt expense	338	(66)	1,269	629
Accrued interest income	—	—	—	(273)
Impairment and loss on disposal of long-term assets	100	19	310	179
Working capital changes:
Accounts receivable	(9,120)	(7,993)	(4,470)	(2,326)
Prepaid expenses and other assets	255	357	(532)	(599)
Income taxes, net	4,008	(5,114)	5,266	(4,304)
Deferred costs	45	168	136	(33)
Deferred revenue	(366)	442	883	708
Accounts payable and accrued expenses	811	(313)	2,210	166
Accrued payroll and related expenses	2,722	1,485	2,718	1,901
Share-based compensation liability payments	—	—	—	(86,684)
Parent receivables and payables, net	—	—	—	(9,112)
Net cash provided by (used in) operating activities	10,718	4,329	38,101	(48,122)

Cash flows from investing activities
Purchases of property and equipment	(156)	(482)	(1,315)	(4,995)
Additions to capitalized software	(109)	(582)	(1,247)	(4,545)
Collections on note receivable - Parent	—	—	—	36,380
Net cash (used in) provided by investing activities	(265)	(1,064)	(2,562)	26,840

Cash flows from financing activities
Borrowings on revolver	—	—	—	50,000
Repayments on revolver	—	(15,000)	(26,000)	(24,000)
Cash paid for debt issuance costs	—	—	—	(1,100)
Purchase of treasury stock	—	—	—	(3,600)
Cash received from exercise of stock options	872	598	3,289	846
Cash received from employee stock purchase plan	—	—	464	—
Cash received from deferred stock units	75	—	75	—
Borrowings on note payable - Parent	—	—	—	28,664
Payments on note payable - Parent	—	—	—	(28,664)
Contributions from Parent	—	—	—	6,000
Dividends paid to Parent and others	—	—	—	(19,730)
Net cash provided by (used in) financing activities	947	(14,402)	(22,172)	8,416
Currency effect on cash and cash equivalents	3	—	3	—
Net increase (decrease) in cash and cash equivalents	11,403	(11,137)	13,370	(12,866)

Beginning cash and cash equivalents	8,438	17,608	6,471	19,337
Ending cash and cash equivalents	$19,841	$6,471	$19,841	$6,471

CommerceHub, Inc.
Supplemental Information
(in thousands)
(unaudited)

	3 months ended:			12 months ended:
	12/31/2017	12/31/2016	% Inc (Dec)	12/31/2017	12/31/2016	% Inc (Dec)
Revenue by type: (1)
Core Drop-Ship Revenue
Order fee revenue	$22,573	$19,569	15%	$59,788	$52,095	15%
Subscription and other platform revenue	9,797	9,195	7%	35,224	32,617	8%
Set-up and professional services revenue	1,987	1,387	43%	7,047	5,692	24%
Total core drop-ship revenue	34,357	30,151	14%	102,059	90,404	13%

Demand channel revenue	2,374	2,730	-13%	9,062	10,148	-11%
Total	$36,731	$32,881	12%	$111,121	$100,552	11%

Drop-ship order count growth	15%	16%		16%	16%

(1) In the fourth quarter of 2017, we updated the way in which we present revenue by type. To provide additional clarity over this change, we have provided supplemental revenue disclosures at the end of this earnings release to disclose our historical revenue by type for the periods presented above, as well as amounts previously reported that conform to our current presentation of revenue by type.

	3 months ended:			12 months ended:
	12/31/2017	12/31/2016		12/31/2017	12/31/2016
Share-based compensation:
Cost of revenue	$97	$105		$396	$(102)
Research and development	341	564		1,728	2,261
Sales and marketing	5	130		553	834
General and administrative	1,200	1,738		5,952	8,297
Total	$1,643	$2,537		$8,629	$11,290

CommerceHub, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

Reconciliation of GAAP gross profit to adjusted gross profit:

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Gross profit	$31,314	$26,986	$89,521	$77,495
Share-based compensation	97	105	396	(102)
Acquisition-related intangible amortization	—	188	—	750
Restructuring charges (1)	246	—	486	—
Adjusted gross profit	$31,657	$27,279	$90,403	$78,143

Adjusted gross margin	86%	83%	81%	78%

Reconciliation of GAAP operating expenses to adjusted operating expenses:

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Operating expenses	$16,274	$15,181	$63,055	$60,803
Share-based compensation	(1,546)	(2,432)	(8,233)	(11,392)
Acquisition-related intangible amortization	—	(250)	—	(1,000)
Restructuring charges (1)	(957)	—	(1,793)	—
Adjusted operating expenses	$13,771	$12,499	$53,029	$48,411

Reconciliation of GAAP net income to adjusted EBITDA:

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income	$3,166	$5,952	$9,858	$9,096
Interest expense, net	128	302	732	434
Income tax expense	11,746	5,551	15,876	7,162
Depreciation and amortization	1,754	2,488	8,032	9,803
Share-based compensation	1,643	2,537	8,629	11,290
Restructuring charges (1)	1,203	—	2,279	—
Adjusted EBITDA	$19,640	$16,830	$45,406	$37,785

Adjusted EBITDA margin	53%	51%	41%	38%

(1) Restructuring charges include termination and retention benefits and the impairment of certain capitalized software projects in connection with our 2017 restructuring plan.

CommerceHub, Inc.
GAAP to Non-GAAP Reconciliations, continued
(in thousands except per share data)
(unaudited)

Reconciliation of GAAP net income to adjusted net income:

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income	$3,166	$5,952	$9,858	$9,096
Share-based compensation	1,643	2,537	8,629	11,290
Acquisition-related intangible amortization	—	438	—	1,750
Restructuring charges (1)	1,203	—	2,279	—
Tax effect of adjustments (2)	(1,794)	(240)	(5,218)	(4,557)
Tax effects of federal tax reform and other deferred tax charges (3)	6,437	—	6,437	—
Adjusted net income	$10,655	$8,687	$21,985	$17,579

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share:

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
GAAP earnings per diluted share	$0.07	$0.13	$0.22	$0.21
Share-based compensation	0.04	0.06	0.19	0.25
Acquisition-related intangible amortization	—	0.01	—	0.04
Restructuring charges (1)	0.03	—	0.05	—
Tax effect of adjustments (2)	(0.04)	(0.01)	(0.12)	(0.10)
Tax effects of federal tax reform and other deferred tax charges (3)	0.14	—	0.14	—
Adjusted earnings per diluted share	$0.23	$0.20	$0.49	$0.40

Diluted share count	45,864	44,408	45,230	44,343

(1) Restructuring charges include termination and retention benefits and the impairment of certain capitalized software projects in connection with our 2017 restructuring plan.
(2) Adjusted earnings per diluted share assumes a tax rate of 40%.

(3) Represents the effects from the change in federal effective tax rate from 35% to 21%, which resulted in a charge to deferred tax expense, as well as the effect of a deferred tax charge associated with a 162(m) adjustment recorded in the fourth quarter of 2017.

Reconciliation of GAAP net cash provided by (used in) operating activities to free cash flow:

	3 months ended:		12 months ended:
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net cash provided by (used in) operating activities	$10,718	$4,329	$38,101	$(48,122)
Purchases of property and equipment	(156)	(482)	(1,315)	(4,995)
Additions to capitalized software	(109)	(582)	(1,247)	(4,545)
Free cash flow (1)	$10,453	$3,265	$35,539	$(57,662)

(1) Includes share-based compensation liability payments of:	$—	$—	$—	$(86,684)

CommerceHub, Inc.
Supplemental Revenue Information
(in thousands)
(unaudited)

Historical presentation of revenue by type:

	3 months ended:			12 months ended:
	12/31/2017	12/31/2016	% Inc (Dec)	12/31/2017	12/31/2016	% Inc (Dec)
Revenue by type:
Usage revenue	$27,751	$24,661	13%	$75,996	$69,098	10%
Subscription revenues	6,933	6,737	3%	27,759	25,503	9%
Set-up and professional services	2,047	1,483	38%	7,366	5,951	24%
Total revenue	$36,731	$32,881	12%	$111,121	$100,552	11%

Revenue by type for previously reported periods under current presentation:

	3 months ended:
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Revenue by type:
Core drop-ship revenue:
Order fee revenue	$12,276	$12,901	$12,038	$19,569	$10,900	$11,227	$10,399	$17,070	$9,414	$9,683	$9,102
Subscription and other platform revenue	8,544	8,432	8,451	9,195	8,053	7,827	7,542	7,728	6,767	6,529	6,474
Set-up and professional services revenue	1,713	1,622	1,725	1,387	1,431	1,491	1,383	1,238	1,106	1,055	894
Total core drop-ship revenue	22,533	22,955	22,214	30,151	20,384	20,545	19,324	26,036	17,287	17,267	16,470

Demand channel revenue	2,081	2,253	2,354	2,730	2,094	2,558	2,766	3,235	2,408	2,591	2,320
Total	$24,614	$25,208	$24,568	$32,881	$22,478	$23,103	$22,090	$29,271	$19,695	$19,858	$18,790

Drop-ship order count growth	15%	17%	18%	16%	16%	15%	14%